EXHIBIT 32.0

SECTION 1350 CERTIFICATION

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 each of the undersigned hereby certifies in his or her capacity as an officer of Catalyst Bancorp, Inc.  (the “Company”) that the Quarterly Report of the Company on Form 10-Q for the period ended June 30, 2026, fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended, and that the information contained in such report fairly represents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2026	/s/ Joseph B. Zanco
Joseph B. Zanco
President and Chief Executive Officer

Date: August 14, 2026	/s/ Jacques L. J. Bourque
Jacques L. J. Bourque
Chief Financial Officer